UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2020 (April 6, 2020)

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Righter Parkway Delaware Corporate Center II Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

35 Wilbur Street

Lynbrook, NY 11563

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BSTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Interim Chief Executive Officer and Director

On April 9, 2020, the Company announced that the Board of Directors (the “Board”) of the Company appointed Mr. Joseph Truitt as the Interim Chief Executive Officer of the Company and as a Class I member of the Board, effective as of April 6, 2020 (the “Effective Date”). Mr. Truitt will serve in such capacity on an interim basis pending an executive search being conducted by the Company. A copy of the related press release issued by the Company is filed as an exhibit to this report. Additional information regarding Mr. Truitt’s appointment to the Board is provided below under “Election of Directors.”

Mr. Truitt, 55, previously served as the President and Chief Executive Officer of Achillion Pharmaceuticals, Inc. (Nasdaq: ACHN) (“Achillion”), a clinical-stage biopharmaceutical company that discovers, develops, and commercializes small molecule drug therapies for immune system disorders. Prior to his appointment as President and Chief Executive Officer in 2018, Mr. Truitt served in a number of various positions at Achillion, including Executive Vice President, Chief Operations Officer (2017 to 2018) and Executive Vice President, Chief Commercial Officer (2009 to 2017). Before joining Achillion, from 2006 to 2008, Mr. Truitt was the Vice President, Business Development and Product Strategy of Lev Pharmaceuticals, Inc. and, from 2000 to 2006, he served as Vice President, Sales and Operations of Johnson & Johnson – OraPharma, Inc. Prior to this, he spent nine years at TAP Pharmaceuticals Inc. in a variety of sales and marketing roles before a two-year role as a consultant at IMS Health. Mr. Truitt received his B.S. in Marketing from LaSalle University and his M.B.A. from St. Joseph’s University. Mr. Truitt previously was a Captain in the United States Marine Corps.

In connection with his appointment as Interim Chief Executive Officer, the Company entered into a letter agreement as of the Effective Date with Mr. Truitt (the “Employment Agreement”) setting forth the terms of Mr. Triutt’s employment and compensation. Pursuant to the Employment Agreement, the term of Mr. Truitt’s employment (the “Term”) will continue until the earlier of (a) three months after his start date and (b) the date on which a permanent Chief Executive Officer commences employment with the Company; provided, however, Mr. Truitt’s employment is at-will and may be terminated prior to the occurrence of either (a) or (b). For his service during the Term, Mr. Truitt will receive a base salary of $250,000, pro-rated on a monthly basis. Mr. Truitt also will be eligible to participate in the employee benefits and insurance programs that generally are provided by the Company to its employees. In connection with his appointment, Mr. Truitt entered into a Confidentiality and Inventions Assignment Agreement in favor of the Company.

Departure of Chief Executive Officer and Director

On the Effective Date, the Company and Mr. J. Kevin Buchi mutually agreed that Mr. Buchi would step down as Chief Executive Officer and as a director of the Company, effective immediately. Pursuant to the terms of Mr. Buchi’s employment agreement with the Company, Mr. Buchi is entitled to receive continued payments of his base salary for one year following the Effective Date and reimbursement of COBRA premiums for a one-year period, subject to Mr. Buchi’s execution and non-revocation of a general release in favor of the Company.

Election of Directors

On the Effective Date, following Mr. Buchi’s departure from the Company, the Board voted unanimously to increase the size of the Board from six to eight members in order to appoint Corey Fishman and Michael A. Sherman to serve as directors of the Board. A copy of the related press release issued by the Company is filed as an exhibit to this report. As disclosed above, Mr. Truitt also was appointed as a director in connection with his appointment as Interim Chief Executive Officer.

Messrs. Truitt and Fishman were appointed as Class I directors, to hold office for terms that are scheduled to expire on the date of the 2021 Annual Meeting of Stockholders. Mr. Sherman was appointed as a Class II director, to hold office for a term that is scheduled to expire on the date of the 2022 Annual Meeting of Stockholders. Additionally, the Board appointed each of Messrs. Fishman and Sherman to serve on the Audit Committee of the Board; Mr. Fishman also was designated as a member of the Intellectual Property Committee of the Board.

As of the Effective Date, Messrs. Fishman and Sherman will be compensated pursuant to the Company’s outside director compensation policy, under which each of Messrs. Fishman and Sherman will receive an annual cash retainer of $45,000 and a grant of restricted stock units equaling $115,000 in value, which grant will vest one year from the date of grant. Mr. Fishman also will receive committee retainers aggregating $30,000 annually for his service on the Audit Committee and Intellectual Property Committee; Mr. Sherman will receive a committee retainer of $15,000 annually for his service on the Audit Committee. During the period in which he is serving as Interim Chief Executive Officer, Mr. Truitt will not receive any additional compensation for his service as a director.

The press release issued by the Company on April 9, 2020 announcing these changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 9, 2020 Relating to Interim CEO

99.2	Press Release dated April 9, 2020 Relating to Board Appointments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioSpecifics Technologies Corp.

By:	/s/ Carl A. Valenstein
Carl A. Valenstein
Corporate Secretary

Dated: April 9, 2020